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                                                                    EXHIBIT 5.1

                  [Letterhead of Gibson, Dunn & Crutcher LLP]

                                 July 28, 1998

K.Swiss Inc.
20664 Bahama Street
Chatsworth, California 91311

Ladies and Gentlemen:

  This opinion is rendered in connection with the Registration Statement on Form S-3 (the "Registration Statement") of K.Swiss Inc. (the "Company") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), covering the offering and possible future sale by a certain holder of 347,294 shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock"), of the Company.

  We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement. For purposes of our opinion, we have examined and relied upon the information set forth in the Registration Statement and such documents, records, certificates and other instruments as we have deemed necessary. We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies.

  Based on and subject to the foregoing, we are of the opinion that:

  1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

  2. The shares of Class A Common Stock have been duly authorized and, upon conversion from shares of Class B Common Stock of the Company to shares of Class A Common Stock, if necessary, the shares of Class A Common Stock will be validly issued, fully paid and nonassessable.

  The Company is a Delaware corporation. We are not admitted to practice in Delaware. However, we are generally familiar with the Delaware General Corporation Law and have made such review thereof as we consider necessary for the purpose of this opinion. Subject to the foregoing, this opinion is limited to Delaware, California and federal law.

  We consent to the filing of this opinion with and as a part of the Registration Statement and to the use of our name therein.

                                          Very truly yours,

                                          /s/ Gibson, Dunn & Crutcher LLP

                                          Gibson, Dunn & Crutcher LLP